SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant X

Filed by a party other than the registrant

Check the appropriate box:

     |X|  Preliminary proxy statement
     |_|  Definitive proxy statement
     |_|  Definitive additional materials
     |_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      GLENBOROUGH REALTY TRUST INCORPORATED
                (Name of Registrant as Specified in Its Charter)

                      GLENBOROUGH REALTY TRUST INCORPORATED
                   (Name of Person(s) Filing Proxy Statement)





Payment of filing fee (Check the appropriate box):

     |X|  No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(2) and 0-11.

     (1)     Title of each class of securities to which transaction applies:

     (2)     Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     (4)     Proposed maximum aggregate value of transaction:

     (5)     Total Fee paid:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the filing by registration statement number, or the form or schedule and the date of its filing.

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                      GLENBOROUGH REALTY TRUST INCORPORATED

      Notice of Special Meeting of Stockholders to be held February 4, 1998


                                  _____________


     A Special Meeting of Stockholders of Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company") will be held at the Company's corporate headquarters at 400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708, on Wednesday, February 4, 1998, at 9:30 A.M., Pacific Time, for the purpose of considering and acting upon the following:

         1. Approval of an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common
                Stock which the Company is authorized to issue from 50,000,000 to 200,000,000.

         2. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on December 17, 1997 as the record date for determining the stockholders having the right to notice of and to vote at the special meeting.



                                    By order of the Board of Directors

                                    /s/Frank E. Austin
                                       Frank E. Austin
                                       Secretary
San Mateo, California
January     , 1998







--------------------------------------------------------------------------------

IMPORTANT: Every stockholder whether not he or she expects to attend the Special Meeting in person, is urged to execute the proxy and return it promptly in the enclosed business reply envelope.

--------------------------------------------------------------------------------

                      GLENBOROUGH REALTY TRUST INCORPORATED

                  ____________________________________________

                                 PROXY STATEMENT
                      For a Special Meeting of Stockholders
                           To Be Held February 4, 1998

                  ____________________________________________

     Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Glenborough Realty Trust Incorporated (the "Company") to be used at a Special Meeting of Stockholders (the "Special Meeting") to be held at 9:30 A.M. Pacific Time on February 4, 1998, for the purpose set forth in the Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying proxy were mailed to stockholders on or about January 5, 1998.

                      VOTING, VOTE REQUIRED AND REVOCATION

     Each stockholder is entitled to one vote for each share of Common Stock owned. Approval of the proposed amendment (the "Amendment") to the Articles of Amendment of Restatement of Articles of Incorporation (the "Articles of Incorporation") requires the affirmative vote of a majority of all outstanding shares of stock of the Company ("Stock"). Stockholders of record at the close of business on December 17, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 31,490,817 shares of Common Stock were issued and outstanding, and no other shares of the Company's capital stock were outstanding.

     All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR the Amendment. Shares of Common Stock represented by proxies which are marked "ABSTAIN" with respect to the Amendment will have the effect of a vote against the Amendment. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and will have the effect of a vote against the Amendment.

     A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by written notice of revocation delivered to the Company (to the attention of Janet F. Nelson), and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

                                    PROPOSAL

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     In October 1997, the Board of Directors declared advisable and unanimously approved the Amendment to increase the aggregate number of shares of Stock which the Company is authorized to issue from 50,000,000 to 200,000,000.

     If approved by the stockholders, the Amendment will become effective upon the filing of Articles of Amendment with the State Department of Assessments and Taxation of Maryland. The Amendment would change paragraph (a) of Article 6 of the Company's Articles of Incorporation to read in its entirety as follows:

               "SIXTH: (a) the total number of shares of stock of all classes ("Capital Stock") which the Corporation has authority to issue is 200,000,000 shares (par value $.001 per share), all of which 200,000,000 shares are initially classified as shares of common stock ("Common Stock"). The aggregate par value of the shares of all classes which the Corporation has authority to issue is $200,000.00. The Board of Directors may classify or reclassify any unissued shares of stock by setting or changing in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such shares of stock."

Purpose and Effect of the Amendment

     The principal purpose of the proposed Amendment is to authorize additional shares of Common Stock which will be available when the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to effect future stock dividends or stock splits.

     Since the Company began operations in January 1996, it has pursued an aggressive growth strategy funded primarily with the proceeds from the issuance of shares of Common Stock. As a result, the total number of shares issued and outstanding has increased from 6,296,042 to 36,625,678 (including shares reserved for issuance in connection with the redemption of partnership units of Glenborough Properties, L.P. and the exercise of stock options granted or which may be granted pursuant to the Company's 1996 Stock Incentive Plan), an increase of approximately 582%. During the same period, from January 31, 1996 (the first day the Common Stock began trading on the New York Stock Exchange) to the Record Date, the per share market price of the Common Stock as reported on the New York Stock Exchange has increased from $12.00 to $27.50, respectively. Thus, the Company's growth strategy and the issuance of additional shares has historically been beneficial to the Company's shareholders. In order for the company to sustain its desired level of growth, it needs the ability to issue a substantial number of new shares within the near future, more than are currently available under the Company's charter. This is the reason for the proposed Charter Amendment.

     As of the Record Date, of the Company's 50,000,000 authorized shares of Common Stock, only approximately 13,374,322 shares of Common Stock remain available. In order for the Company to continue implementing its growth strategy, a substantial number of additional shares of Common Stock available for issuance are needed. The purpose of the proposed Amendment is to make available such additional shares.

     If the proposed Amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 50,000,000 to 200,000,000, and approximately 163,374,322 additional shares of Common Stock will be available for issuance by the Board of Directors without any further stockholder approval, except in certain issuances of shares which require stockholder approval in accordance with the requirements of the New York Stock Exchange. Adoption of the proposed Amendment without further action of the Board of Directors will not result in the issuance of additional shares of Common Stock.

     The holders of shares of Common Stock do not presently have preemptive rights to subscribe from the additional shares proposed to be authorized. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

Potential Anti-Takeover Effect

     The Proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. Furthermore, many companies have issued warrants or other rights to acquire additional shares of common stock to the holders of its common stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the board of directors as not in the best interest of the company and its shareholders. Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if this Proposal is adopted, more capital stock of the Company would be available for such purposes than is currently available.

     The Board of Directors unanimously recommends a vote FOR the Amendment.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to the Company regarding beneficial ownership of shares of Common Stock as of the Record Date by (i) each director and each of the executive officers named in the table below, (ii) all directors and executive officers as a group, and (iii) each person known by the Company to beneficially own more than 5% of the Company's Common Stock.


                                                                                                Percentage of Shares
                                                                                                   Outstanding and
            Name and Address                  Amount and Nature of            Percentage of     Operating Partnership
       Address of Beneficial Owner           Beneficial Ownership(1)     Shares Outstanding(2)       Interests (3)

Robert Batinovich (4) (5)                           1,302,188                    4.1%                  3.8%

Andrew Batinovich (4) (6)                             306,626                    1.0%                  0.9%

Sandra L. Boyle (4) (7)                                 5,372                    *                     *

Stephen R. Saul (4)                                     3,150                    *                     *

Frank E. Austin (4) (8)                                 8,321                    *                     *

Terri Garnick (4)                                       5,750                    *                     *

Anna Cheng (4)                                            100                    *                     *

Alan Shapiro (4)                                          300                    *                     *

Patrick Foley (9)                                      21,942                    *                     *

Richard A. Magnuson (10)                                7,000                    *                     *

Laura Wallace (11)                                      8,023                    *                     *

All directors and executive officers as a
    group (11 persons) (12)                         1,668,772                    5.3%                  4.9%
______________

*        less than 1%

     (1) Certain of the officers hold or control, in the aggregate, limited partnership interests representing approximately 21.0% of Glenborough Partners, a California limited partnership ("Partners"). In turn, Partners is a 99% limited partner of GPA, Ltd., a California limited partnership
     ("GPA"), which holds approximately a 2.2% interest in Glenborough Properties, L.P., a California limited partnership (the "Operating Partnership"), in which the Company has a 1% general partnership interest and approximately a 91.3% limited partnership interest. Such officers, through their interest in Partners, share indirectly, with the Company, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, GPA holds certain redemption rights under which its interest in the Operating Partnership could at some point be redeemed in exchange for shares of the Company's Common Stock.

     (2) Assumes conversion of only the limited partnership interests in the Operating Partnership owned by such owner indirectly (through its interest in Partners and Partners' interest in GPA) or directly into shares of the Company's Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the other limited partnership interests are converted into shares of the Company's Common Stock.

     (3) Assumes conversion of all outstanding limited partnership interests in the Operating Partnership (other than the limited partnership interests owned by the Company) into shares of the Company's Common Stock.

     (4) The business address of such person is 400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708.

     (5) Includes 69,166 shares of the Company's Common Stock that may be issued
     upon   redemption  of  Robert   Batinovich's   interest  in  the  Operating
     Partnership. Includes 137,580 shares of the Company's Common

                                  Page 6 of 9

     Stock that may be issued upon the redemption of GPA's interest in the Operating Partnership, which represents Robert Batinovich's portion of all shares of the Company's Common Stock that may be issued to GPA upon such redemption. Includes 16,007 shares of the Company's Common Stock, which represents Robert Batinovich's portion of all shares of the Company's Common Stock that is directly owned by GPA. Excludes 54,627 shares of the Company's Common Stock held by S.S. Rainbow, a California limited partnership ("S.S. Rainbow") in which Robert Batinovich's adult son, Andrew Batinovich, is general partner, and his daughter, Angela Batinovich, is a limited partner, which represents Angela Batinovich's portion of all shares of the Company's Common Stock held by S.S. Rainbow. Also excludes (i) 2,549 shares of the Company's Common Stock that may be issued upon the redemption of GPA's interest in the Operating Partnership, which represents Angela Batinovich's portion of all shares of the Company's Common Stock that may be issued to GPA upon such redemption, (ii) 297 shares of the Company's Common Stock, which represents Angela Batinovich's portion of all shares of the Company's Common Stock that is directly owned by GPA and (iii) 1,300 shares of the Company's Common Stock, both of which are held by a trust as to which Angela Batinovich is sole beneficiary and an independent third party is trustee.

     (6) Includes 5,712 shares of the Company's Common Stock that may be issued upon the redemption of GPA's interest in the Operating Partnership, which represents Andrew Batinovich's portion of all shares of the Company's Common Stock that may be issued to GPA upon such redemption. Includes 665 shares of the Company's Common Stock which represents Andrew Batinovich's portion of all shares of the Company's Common Stock that is directly owned by GPA. Also includes 110,357 shares of the Company's Common Stock held by S.S. Rainbow in which Andrew Batinovich is sole general partner and his sister, Angela Batinovich, is a limited partner. Of the total shares held by S.S. Rainbow, Andrew Batinovich's pro rata portion is 55,730 shares and Angela Batinovich's pro rata portion is 54,627. Angela Batinovich's 54,627 shares (beneficially owned through her interest in S.S. Rainbow) are not attributed to Robert Batinovich (her father), but only to Andrew Batinovich (the general partner of S.S. Rainbow) for purposes of this table.

     (7) Includes 333 shares of the Company's Common Stock that may be issued upon the redemption of GPA's interest in the Operating Partnership, which represents Sandra L. Boyle's portion of all shares of the Company's Common Stock that may be issued to GPA upon such redemption. Includes 39 shares of the Company's Common Stock, which represents Sandra L. Boyle's portion of all shares of the Company's Common Stock that is directly owned by GPA.

     (8) Includes 466 shares of the Company's Common Stock that may be issued upon the redemption of GPA's interest in the Operating Partnership, which represents Frank E. Austin's portion of all shares of the Company's Common Stock that may be issued to GPA upon such redemption. Includes 54 shares of the Company's Common Stock, which represents Frank E. Austin's portion of all shares of the Company's Common Stock that is directly owned by GPA.

     (9) The business address of such person is DHL Airways, Inc., 333 Twin Dolphin Drive, Redwood City, CA 94065.

     (10) The business address of such person is 9744 Wilshire Blvd., Suite 302, Beverly Hills, CA 90212.

     (11) The business address of such person is Public Employees Retirement System of Nevada, 693 West Nye Lane, Carson City, NV 89703.

     (12) Includes 213,257 shares of the Company's Common Stock that may be issued upon the redemption of Mr. Batinovich's and GPA's interest in the Operating Partnership, which includes all officers' and directors' aggregate portion of all shares of the Company's Common Stock that may be issued to GPA upon such redemption.

                                  MISCELLANEOUS

Other Matters

     Management knows of no matters other than the foregoing to be brought before the Special Meeting. If such other matters properly come before the meeting, or any adjournment thereof, the proxies named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

Solicitation of Proxies

     The entire cost of solicitation of proxies will be borne by the Company. The Company may retain a proxy solicitor to solicit proxies and expects the fee paid to such firm would be approximately $4,500. In addition, proxies may be solicited by directors, officers and regular employees of the Company, without extra compensation by telephone, telegraph, mail or personal interview. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of its Common Stock.

     EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE SPECIAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.



                                     By order of the Board of Directors

                                     /s/ Frank E. Austin
                                     Frank E. Austin
                                     Secretary
San Mateo, California
January      , 1998

                          [FORM OF FRONT OF PROXY CARD]

                                      PROXY

                      GLENBOROUGH REALTY TRUST INCORPORATED


                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                  FOR THE SPECIAL MEETING ON FEBRUARY 4, 1998.

                    The   undersigned   hereby   appoints  Andrew
               Batinovich and Frank E. Austin and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Special Meeting of Stockholders of Glenborough Realty Trust Incorporated to be held on February 4, 1998 at 9:30 a.m. Pacific Time and at any postponement(s) thereof to vote all shares of Common Stock of the Company held or owned by the undersigned as indicated on the proposal as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

               ___________________________________________________
                                     PROPOSAL

                    The approval of the amendment to the Articles
               of Incorporation.
                        |_| FOR |_| WITHHELD |_| ABSTAIN

                    The shares  represented by this proxy will be
               voted as directed or if no direction is indicated, will be voted FOR the proposal.

                    The undersigned hereby  acknowledges  receipt
               of the Notice of, and Proxy Statement for, the aforesaid Special Meeting.


               Date:                          , 1998


               Signature of Stockholder:


               DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. EACH JOINT TENANT MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE, ETC., GIVE FULL TITLE. IF SIGNER IS A CORPORATION, SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER.

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